As filed with the Securities and Exchange Commission on June 13, 2025.

Registration No. 333-287826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	8071	82-3074668
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Ste 300
Glen Allen, Virginia 23060
(804) 487-8196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cary Claiborne
President and Chief Executive Officer
Adial Pharmaceuticals, Inc.
4870 Sadler Road, Ste 300
Glen Allen, Virgina 23060
(804) 487-8196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 885-5000	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion	Dated June 13, 2025

ADIAL PHARMACEUTICALS, INC.

Up to 8,771,929 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,771,929 Shares of Common Stock

Series D Warrants to Purchase up to 8,771,929 Shares of Common Stock

Series E Warrants to Purchase up to 6,578,947 Shares of Common Stock

Up to 24,122,805 Shares of Common Stock Issuable Upon Exercise of the Series D Warrants, Series E Warrants and the Pre-Funded Warrants

Adial Pharmaceuticals, Inc. (the “Company”, “we”, “us”, or “our”) is offering up to 8,771,929 shares of its common stock, par value $0.001 per share (the “Common Stock”), together with Series D warrants (the “Series D Warrants”) to purchase up to 8,771,929 shares of Common Stock and Series E warrants (the “Series E Warrants” and, together with the Series D Warrants, the “Common Warrants”) to purchase up to 6,578,947 shares of Common Stock pursuant to this prospectus. The assumed combined public offering price for each share of Common Stock and accompanying Common Warrants is $0.57, which is equal to the last reported sale price of our Common Stock on the Nasdaq Capital Market (“Nasdaq” or the “Nasdaq Capital Market”) on June 9, 2025. Each share of our Common Stock is being sold together with one Series D Warrant and one Series E Warrant. The shares of Common Stock and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering.

The Common Warrants will have an exercise price of $             per share of Common Stock (100% of the combined public offering price per share of Common Stock and accompanying Common Warrants) and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Common Warrants (“Warrant Stockholder Approval”); provided however, if (i) the offering is deemed a public offering, or (ii) the Pricing Conditions (as defined below) are met, the Warrant Stockholder Approval will not be required and the Common Warrants will be exercisable immediately upon issuance (the “Initial Exercise Date”). As used herein “Pricing Conditions” means that the combined public offering price per share of Common Stock and accompanying Common Warrants is such that the Warrant Stockholder Approval is not required under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”) because either (i) the offering is priced at-the-market under the rules of the Nasdaq Stock Market and such price equals or exceeds the sum of (a) the applicable “Minimum Price” per share under Nasdaq Stock Market Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying each Common Warrant, or (ii) the offering is a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying each Common Warrant) meet the pricing requirements under the rules of the Nasdaq Stock Market. The Series D Warrants will expire on the 5-year anniversary of the Initial Exercise Date and the Series E Warrants will expire on the 18-month anniversary of the Initial Exercise Date.

We are also offering to those purchasers, if any, whose purchase of shares of Common Stock in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), pre-funded warrants (the “Pre-Funded Warrants”) each to purchase one share of Common Stock at an exercise price of $0.001 per share of Common Stock. Each Pre-Funded Warrant is being issued together with one Series D Warrant and one Series E Warrant. The assumed combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants will be equal to the public offering price per share of Common Stock and accompanying Common Warrants in this offering, minus $0.001. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants. We sometimes collectively refer to the shares of Common Stock, the Common Warrants and the Pre-Funded Warrants offered hereby and the shares of Common Stock underlying the Common Warrants and the Pre-Funded Warrants as the “Securities.”

For each Pre-Funded Warrant sold, the number of shares of Common Stock sold will be reduced on a one-for-one basis. The shares of Common Stock and/or Pre-Funded Warrants and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on June 30, 2025 unless completed sooner or unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date; however, our shares of Common Stock underlying the Common Warrants and the Pre-Funded Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act. We expect to enter into a securities purchase agreement (the “Securities Purchase Agreement”), relating to the offering with those investors that choose to enter into such an agreement on the day that the registration statement of which this prospectus forms a part is declared effective and that the closing of the offering will end one trading day after we first enter into such Securities Purchase Agreement relating to the offering. The offering will settle delivery versus payment /receipt versus payment (on the closing date we will issue the shares of Common Stock directly to the account(s) at the Placement Agent identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), as our sole Placement Agent, to use its best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, Placement Agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth in this prospectus. We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account, trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See the “Plan of Distribution” section of this prospectus for more information.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ADIL.” On June 12, 2025, the last reported sale price on Nasdaq of our Common Stock was $0.4485 per share. There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Common Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

We have assumed a public offering price of $0.57 per share of Common Stock, the last reported sale price on the Nasdaq Capital Market of our Common Stock on June 9, 2025. The actual offering price per share of Common Stock and accompanying Common Warrants or Pre-Funded Warrant and accompanying Common Warrants will be negotiated between us and the investors, in consultation with the Placement Agent based on, among other things, the trading price of our Common Stock prior to the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

We are a “smaller reporting company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary––Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share of Common Stock and accompanying Common Warrants	Per Pre-Funded Warrant and accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses. See the “Plan of Distribution” section beginning on page 25 of this prospectus for additional information regarding the compensation to be received by the Placement Agent.

(2)	Does not give effect to any exercise of the Common Warrants and/or Pre-Funded Warrants being issued in this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See the “Plan of Distribution” section beginning on page 25 of this prospectus for additional information regarding the compensation to be received by the Placement Agent.

The delivery of the securities offered hereby is expected to be made on or about                     , 2025, subject to satisfaction of certain customary closing conditions.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved nor disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus is                     , 2025

i

About This Prospectus

You should carefully read this prospectus before deciding to invest in our securities.

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Adial,” “the Company,” “we,” “us,” “our” and similar references refer to Adial Pharmaceuticals, Inc., an entity incorporated under the laws of the State of Delaware.

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

ii

Special Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of the prospectus titled “Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference in this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus and the documents incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or the documents incorporated by reference in this prospectus, as the case may be, or that any such information is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of the securities offered by this prospectus, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference in this prospectus that could cause actual results to differ.

iii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated herein and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes that are incorporated by reference into this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included either elsewhere in this prospectus or in the documents incorporated by reference herein. In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Adial” and the “Company” refer to Adial Pharmaceuticals, Inc. Except as disclosed in the prospectus, the financial statements and selected historical financial data and other financial information included in, or incorporated by reference into, this prospectus are those of Adial Pharmaceuticals, Inc.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of therapeutics for the treatment or prevention of addiction and related disorders. Our investigational new drug candidate, AD04, is being developed as a therapeutic agent for the treatment of alcohol use disorder (“AUD”). AD04 was recently investigated in a Phase 3 clinical trial, designated the ONWARD trial, for the potential treatment of AUD in subjects with certain target genotypes, which were identified using our companion diagnostic genetic test. Based on our analysis of the subgroup data from the ONWARD trial, we are now focused on completing the clinical development program for AD04 in the specified genetic subgroups to meet regulatory requirements primarily in the U.S. and secondarily in Europe/U.K.

We continue to explore opportunities to expand our portfolio in the field of addiction and related disorders, both through internal development and through acquisitions. Our vision is to create the world’s leading addiction focused pharmaceutical company.

In January 2021, we expanded our portfolio in the field of addiction with the acquisition of Purnovate, LLC via a merger into our wholly owned subsidiary, Purnovate, Inc. (“Purnovate”) and in January 2023, we entered into an option agreement with Adovate LLC (“Adovate”), pursuant to which we granted to Adovate an exclusive option for Adovate or its designated affiliate to acquire all of the assets of Purnovate and to assume related liabilities and expenses. (Our then-CEO was a significant equity holder in Purnovate, LLC, so this was considered a related party transaction.) On May 8, 2023, Adovate sent a letter exercising its option effective May 16, 2023, and made payment of the $450,000 in fees due on exercise. Effective June 30, 2023, Adovate issued to us the equity stake in Adovate due on exercise of the option agreement. On August 17, 2023, a Bill of Sale, Assignment and Assumption Agreement (“Bill of Sale”) was executed between Purnovate and Adovate, transferring the Purnovate assets to Adovate, effective as of June 30, 2023. On August 17, 2023, Purnovate and Adovate also entered into a letter agreement acknowledging that Adovate acquired the assets of Purnovate effective as of June 30, 2023, pursuant to the Bill of Sale.

We have devoted the vast majority of our resources to development efforts relating to AD04, including preparation for and conducting clinical trials, providing general and administrative support for these operations and protecting our intellectual property. We expect these activities to continue to demand most of our resources for the foreseeable future. We currently do not have any products approved for sale and we have not generated any significant revenue since our inception.

Corporate Information

Adial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. Adial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and then reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of Adial Pharmaceuticals, L.L.C. was converted into shares of common stock of the Virginia corporation and then into shares of Common Stock of Adial Pharmaceuticals, Inc., the members of Adial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of Adial Pharmaceuticals, L.L.C.

Our principal executive offices are located at 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060, and our telephone number is (804) 487-8196. Our website address is www.adial.com. Information contained on our website is intended for informational purposes only and is not incorporated by reference into this prospectus, and it should not be considered to be part of this prospectus or the registration statement of which this prospectus forms a part. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers like us that file documents electronically with the SEC. The address of the SEC website is www.sec.gov.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our shares of Common Stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. For example, smaller reporting companies are able to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Further, as a non-accelerated filer, we will not be required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Sarbanes-Oxley Act Section 404(b), and, in contrast to other reporting companies, we’ll have more time to file our annual and periodic reports.

Summary of the Material and Other Risks Associated with Our Business

Our business is subject to numerous material and other risks and uncertainties that you should be aware of in evaluating our business. These risks include, but are not limited to, the following:

●	We have a limited operating history and have incurred significant losses since our inception.

●	We have incurred losses from our continuing operations every year and quarter since our inception and anticipate that we will continue to incur losses from our continuing operations in the future.

●	There is substantial doubt about our ability to continue as a going concern.

●	We currently have no product revenues and may not generate revenue at any time in the near future, if at all.

●	We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

●	Our failure to meet Nasdaq’s continued listing requirements could result in the de-listing of our Common Stock and negatively impact the price of our Common Stock.

●	Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

●	You may experience immediate and substantial dilution in the net tangible book value per share of Common Stock issued in this offering or that may be issued upon the exercise of any Pre-Funded Warrants issued in this offering.

●	Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans and outstanding warrants, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

●	We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

●	This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

●	There is no public market for the Common Warrants or Pre-Funded Warrants.

●	The Common Warrants in this offering are speculative in nature.

●	Holders of the Common Warrants and Pre-Funded Warrants will not have rights of holders of our shares of Common Stock until such Common Warrants and Pre-Funded Warrants are exercised.

●	If we are required to obtain Warrant Stockholder Approval, until we are able to receive such approval the Series D Warrants will not be exercisable, and if we are unable to obtain such approval the Common Warrants will have no value.

●	We may be required to repurchase the Common Warrants, which may prevent or deter a third party from acquiring us.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common Stock we are offering	Up to 8,771,929 shares of Common Stock

Pre-Funded Warrants offered by us	We are also offering to those purchasers, if any, whose purchase of shares of Common Stock in this offering would result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, the opportunity to purchase, in lieu of the shares of our Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), Pre-Funded Warrants each to purchase one share of Common Stock at an exercise price of $0.001 per share of Common Stock. Each Pre-Funded Warrant is being issued together with one Series D Warrant to purchase one share of Common Stock and one Series E Warrant to purchase one share of Common Stock. The assumed combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants will be equal to the public offering price per share of Common Stock and accompanying Common Warrants in this offering, minus $0.001. Each Pre-Funded Warrant will be exercisable upon issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we sell will be decreased on a one-for-one basis. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering—Pre-Funded Warrants” for additional information.

Common Warrants offered by us	Each share of Common Stock or Pre-Funded Warrant is being offered together with one Series D Warrant to purchase one share of Common Stock and one Series E Warrant to purchase one share of Common Stock. The Common Warrants will have an exercise price of $ per share of Common Stock (100% of the combined public offering price per share of Common Stock and accompanying Common Warrants) and will be exercisable beginning on the effective date of the Warrant Stockholder Approval; provided however, if the Pricing Conditions are met, the Common Warrants will be exercisable immediately upon issuance (the “Initial Exercise Date”). The Series D Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series E Warrants will expire on the 18-month anniversary of the Initial Exercise Date. This offering also relates to the shares of Common Stock issuable upon the exercise of the Common Warrants. For more information regarding the Common Warrants, you should carefully read the section titled “Description of Securities We Are Offering—Common Warrants” in this prospectus.

Common stock outstanding immediately before this offering	10,434,695 shares

Common stock outstanding immediately after this offering	19,206,624 shares, based on an assumed public offering price of $0.57 per share of Common Stock and accompanying Common Warrants, which was the closing price of our Common Stock as reported on the Nasdaq Capital Market on June 9, 2025, and assuming no sale of any Pre-Funded Warrants and assuming none of the Common Warrants issued in this offering are exercised.

Use of proceeds	We intend to use the net proceeds from the sales of the securities offered by this prospectus primarily for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ADIL.” There is no established trading market for the Common Warrants or the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

Amendment to Prior Warrants	In connection with this offering, we may enter into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to an aggregate of 6,507,270 shares of our common stock (the “Prior Warrants”), to, among other things, reduce the exercise price of such Prior Warrants to that of the Common Warrants being offered and sold in this offering and to extend the current expiration date of the Prior Warrants to the expiration date of the Series D Warrants or Series E Warrants, as applicable, being offered and sold in this offering. The exercise of the Prior Warrants is subject to stockholder approval.

The foregoing table is based on 10,434,695 shares of Common Stock outstanding as of June 11, 2025, and excludes, as of such date, the following:

●	7,077,386 shares of Common Stock issuable as of the date hereof upon the exercise of Common Stock warrants outstanding at a weighted average exercise price of $2.67 per share of Common Stock;

●	1,184,182 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $6.20 per share of Common Stock; and

●	677,954 shares of Common Stock available for future issuance under the 2017 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes:

●	no exercise of the outstanding options, warrants, or pre-funded warrants, and no settlement of the restricted stock units described in the bullets above;

●	no exercise of the Common Warrants issued in this offering; and

●	no sale of Pre-Funded Warrants in this offering.

Risk Factors

Investing in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 4, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the financial statements and the related notes, before making a decision to buy our securities. If any of the risks or uncertainties described below or in our SEC filings actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you might lose all or part of the value of your investment.

Risks Related to Our Financial Position and Need for Capital

We have incurred losses from our continuing operations every year and quarter since our inception and anticipate that we will continue to incur losses from our continuing operations in the future.

We are a clinical stage biotechnology pharmaceutical company that is focused on the discovery and development of medications for the treatment of addictions and related disorders of AUD in patients with certain targeted genotypes. We have a limited operating history. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate effect or an acceptable safety profile, gain regulatory approval and become commercially viable. We have no products approved for commercial sale and have not generated any revenue from product sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. To date, we have not generated positive cash flow from operations, revenues, or profitable operations, nor do we expect to in the foreseeable future. As of March 31, 2025, we had an accumulated deficit of approximately $84.2 million and as of December 31, 2024, we had an accumulated deficit of approximately $82 million. Our current cash and cash equivalents, including the cash proceeds of the warrant inducement that closed on May 5, 2025, are not expected to be sufficient to fund operations for the twelve months from the date of filing this registration statement and are only anticipated to be sufficient to fund our needs into the fourth quarter of 2025, based our current projections and current commitments. Implementation of our full development plans would exhaust our cash on hand more quickly. Therefore, despite the funding we have recently received, we will need to engage in additional fundraising in the near term as we carry out our development plans. We do not have any fixed commitments of financing and there can be no assurance that we will be able to meet the conditions for continued sales pursuant to the ATM Agreement. In addition, there is no assurance that funds could be raised before we have expended our current cash on hand on acceptable terms to continue our operations and AD04 development projects.

Even if we succeed in commercializing our product candidate or any future product candidates, we expect that the commercialization of our product will not begin until 2027 or later, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates and will continue to incur substantial losses and negative operating cash flow. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. The size of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue. Our prior losses and expected future losses have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm included in our Annual Report on Form 10-K for the year ended December 31, 2024 contains a note stating that the accompanying financial statements have been prepared assuming we will continue as a going concern. During the three months ended March 31, 2025, we incurred a net loss of $2.2 million and used $1.6 million of cash in operations. During the year ended December 31, 2024, we incurred a net loss of approximately $13.2 million and used cash in operations of approximately $6.9 million. Losses have principally occurred as a result of the research and development efforts coupled with no operating revenue. The notes to the unaudited condensed consolidated financial statements incorporated by reference in this registration statement state that we do not believe that the existing cash and cash equivalents are sufficient to fund operations for the next twelve months following the filing of this registration statement and our significant accumulated deficit, recurring losses, and needs to raise additional funds to sustain its operations raise substantial doubt about our ability to continue as a going concern. In May 2025, we received net proceeds of approximately $2.35 million from the exercise of warrants before deducting legal fees and other transaction expenses. However, even if we receive the maximum offering proceeds, we will require additional capital to continue operations and development of AD04. Even if we succeed in commercializing our product candidate or any future product candidates, we expect that the commercialization of our product will not begin until 2027 or later, we will continue to incur substantial research and development and other expenditures to develop and market additional product candidates and will continue to incur substantial losses and negative operating cash flow. Until we begin generating revenue, there is substantial doubt about our ability to continue as a going concern.

We will need to secure additional financing in order to support our operations and fund our current and future clinical trials. We can provide no assurances that any additional sources of financing will be available to us on favorable terms, if at all. Our forecast of the period of time through which our current financial resources will be adequate to support our operations and the costs to support our general and administrative, selling and marketing and research and development activities are forward-looking statements and involve risks and uncertainties.

If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete planned product development activities or obtain approval of our product candidate from the FDA and other regulatory authorities. We do not have any committed sources of capital. Moreover, if our future trial activities are significantly delayed due to pandemics or unrest, our project cost and operating overhead costs may significantly increase. In such case, we would need to obtain additional funding, either through other grants or through potentially dilutive means. In any case, we will need to raise additional capital to complete our development program and to meet our long-term business objectives.

Our cash and cash equivalents at the date of the filing of our Annual Report filing on Form 10-K for the year ended December 31, 2024 are not expected to be sufficient to fund our operations for the next twelve months from such filing date. Given current expectations, we will require additional financing as we continue to execute our business strategy. Though we received total net proceeds of approximately $7.8 million from equity sales and warrant exercise fees during the year ended December 31, 2024, we have determined to use these additional funds to accelerate our development of AD04. Although we intend to raise gross proceeds of approximately $5,000,000 in this offering, we will still need to raise additional capital through the sale of additional equity or debt securities or other debt instruments, strategic relationships or grants, or other arrangements to support our future operations. Our current business plan includes expansion for our commercialization efforts, which will require additional funding. Moreover, we will require additional funds in order to continue operations and for additional clinical trials of AD04, if needed, as well as any additional clinical trials or other development of any products we may acquire or license. Our liquidity may be negatively impacted as a result of a research and development cost increases in addition to general economic and industry factors. We anticipate that, to the extent that we require additional liquidity, it will be funded through the incurrence of other indebtedness, additional equity financings or a combination of these potential sources of liquidity. In addition, we may raise additional funds to finance future cash needs through grant funding and/or corporate collaboration and licensing arrangements. There can be no assurance that the new administration will devote significant funds to grants or that any grant money will be available to us. If we raise additional funds by issuing equity securities or convertible debt, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. We are in discussions with potential partners that could fund a Phase 3 clinical program and/or commercialization of AD04, assuming a successful regulatory outcome; however, there can be no assurance that we will be successful in attracting such a partner. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our products, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. The covenants under future credit facilities may limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

Additional financing, which is not in place at this time, may be from the sale of equity or convertible or other debt securities in a public or private offering, from a credit facility or strategic partnership coupled with an investment in us or a combination of both. Our ability to raise capital through the sale of equity may be limited by the various rules of the SEC and Nasdaq, which place limits on the number of shares of stock that may be sold. Equity issuances would have a dilutive effect on our stockholders. We may be unable to raise sufficient additional financing on terms that are acceptable to us, if at all. Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to expand our business.

We must raise additional capital to fund our operations in order to continue as a going concern.

Although we intend to raise gross proceeds of approximately $5,000,000 in this offering, we will still need to raise additional capital through the sale of additional equity or debt securities or other debt instruments, strategic relationships or grants, or other arrangements to support our future operations. Our current business plan includes expansion for our commercialization efforts, which will require additional funding. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate revenue and raise capital from financing transactions. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our new business opportunities. There can be no assurance that we will be successful in accomplishing these objectives. Without such additional capital, we may be required to curtail or cease operations and be required to realize our assets and discharge our liabilities other than in the normal course of business which could cause investors to suffer the loss of all or a substantial portion of their investment. Marcum LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2024, has included an explanatory paragraph in its opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2024, indicating that our current liquidity position, significant accumulated deficit, incurred recurring losses, and need to raise additional funds to sustain our operations raise substantial doubt about our ability to continue as a going concern.

We currently have no product revenues and may not generate revenue at any time in the near future, if at all. Currently, we have no products approved for commercial sale.

We currently have no products for sale, and we cannot guarantee that we will ever have any drug products approved for sale.

We and our product candidate are subject to extensive regulation by the FDA, and comparable regulatory authorities in other countries governing, among other things, research, testing, clinical trials, manufacturing, labeling, promotion, marketing, adverse event reporting and recordkeeping of our product candidates. Until, and unless, we receive approval from the FDA or other regulatory authorities for our product candidates, we cannot commercialize product candidates and will not have product revenues. Even if we successfully develop products, achieve regulatory approval, and then commercialize our products, we may be unable to generate revenue for many years, if at all. If we are unable to generate revenue, we will not become profitable, and we may be unable to continue our operations. For the foreseeable future, we will have to fund all of our operations from equity and debt offerings, cash on hand and grants. In addition, changes may occur that would consume our available capital at a faster pace than expected, including changes in and progress of our development activities, acquisitions of additional candidates and changes in regulation. Moreover, preclinical and clinical testing may not start or be completed as we forecast and may not achieve the desired results. Therefore, we expect to seek additional sources of funding, such as additional financing, grant funding or partner or collaborator funding, which additional sources of funding may not be available on favorable terms, if at all.

We have identified material weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

As a public company, we are subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal controls over financial reporting.

We do not yet have effective disclosure controls and procedures, or internal controls over all aspects of our financial reporting. We are continuing to develop and refine our internal controls over financial reporting. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. The material weaknesses identified to date include (i) lack of formal risk assessment under COSO framework (ii) policies and procedures which are not adequately documented, (iii) lack of proper approval processes, review processes and documentation for such reviews, (iv) insufficient GAAP experience regarding complex transactions and ineffective review processes over period end financial disclosure and reporting (v) deficiencies in the risk assessment, design and policies and procedures over information technology (“IT”) general controls, and (vi) insufficient segregation of duties.

We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, including increased complexity resulting from our international expansion. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of management reports and independent registered public accounting firm audits of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures, and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our Common Stock.

Our independent registered public accounting firm has not been required to audit the effectiveness of our internal control over financial reporting since we were, until December 31, 2023, an “emerging growth company” as defined in the JOBS Act. Because we are no longer an emerging growth company, and if we meet other requirements, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results, and cause a decline in the market price of our Common Stock.

Risks Related to our Failure to Comply with Nasdaq Listing Rules

Our failure to meet the continued listing requirements of the Nasdaq Stock Market LLC could result in the de-listing of our Common Stock, which could have an overall adverse impact on our Common Stock and our Common Stock holders, including a decrease in the trading price of our Common Stock, a reduction in the liquidity of the outstanding shares of our Common Stock, and an increase in the transaction costs inherent in trading such shares.

Our shares of common stock are listed for trading on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ADIL.” If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market such as the corporate governance requirements, the stockholder’s equity requirement or the minimum closing bid price requirement, The Nasdaq Capital Market may take steps to de-list our common stock or warrants.

On August 31, 2022, we received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Staff”) notifying us that for the preceding 30 consecutive business days (July 20, 2022 through August 30, 2022), our common stock did not maintain a minimum closing bid price of $1.00 per share (“Minimum Bid Price Requirement”) as required by Nasdaq Listing Rule 5550(a)(2). On August 4, 2023, we effected a reverse stock split for the purpose of regaining compliance with Nasdaq’s listing requirements. On August 21, 2023, we, received a notice from the Staff notifying us that the Staff has determined that for 10 consecutive business days, from August 7, 2023 to August 18, 2023, the closing bid price of our common stock has been at $1.00 per share or greater. Accordingly, the Staff determined that we had regained compliance with Nasdaq Listing Rule 5550(a)(2) and that the matter was closed.

On May 19, 2023, we received a letter from the Staff stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) because our stockholders’ equity of $1,439,848 as of March 31, 2023, as reported in our Quarterly Report on Form 10-Q filed with the SEC on May 12, 2023, was below the minimum requirement of $2,500,000. On August 22, 2023, we also received a notice from the Staff that we then complied with Nasdaq Listing Rule 5550(b)(1), and that the matter was closed.

On November 21, 2023, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) because our stockholders’ equity of $2,339,258 as of September 30, 2023, as reported in our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023, was below the minimum requirement of $2,500,000. On November 29, 2023, we received a letter from Nasdaq stating that based on the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on November 28, 2023 it determined that we were in compliance with Nasdaq Listing Rule 5550(b)(1). The letter further stated that if we failed to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing of our next periodic report we might be subject to delisting. At such time, Nasdaq staff would provide written notification to us and we might then appeal the Staff’s determination to a Nasdaq Hearings Panel. Our subsequent annual report on form 10-K, filed on April 1, 2024, disclosed stockholders’ equity at a level which was in compliance with Nasdaq Listing Rule 5550(b)(1) and the matter was closed.

On March 5, 2025, we received written notice from Nasdaq notifying us that for the preceding 30 consecutive business days (January 17, 2025 through March 4, 2025), our common stock did not maintain the Minimum Bid Price Requirement as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the our common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol “ADIL.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until September 1, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2). Compliance may be achieved without further action if the closing bid price of our common stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us if it determines it is in compliance and the matter will be closed; however Nasdaq may require the closing bid price to equal or to exceed the Minimum Bid Price Requirement for more than 10 consecutive business days before determining that a company complies. If, however, we do not achieve compliance with the Minimum Bid Price Requirement by September 1, 2025, we may be eligible for additional time to comply. We intend to actively monitor the bid price of our common stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split to maintain our Nasdaq listing.

On May 23, 2025, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) because the stockholders’ equity of the Company of $2,126,662 as of March 31, 2025, as reported in our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2025, was below the minimum requirement of $2,500,000. As of the date of this registration statement , we do not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

In the event of a de-listing, we would take actions to restore our compliance with The Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below The Nasdaq Capital Market, minimum bid price requirement or prevent future non-compliance with The Nasdaq Capital Market’s listing requirements.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock is listed on The Nasdaq Capital Market, our common stock is covered securities. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were to be delisted from The Nasdaq Capital Market, our common stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which we offer our securities.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience immediate and substantial dilution in the net tangible book value per share of Common Stock issued in this offering or that may be issued upon the exercise of any Pre-Funded Warrants issued in this offering.

If the price per share of Common Stock being offered in this offering or that may be issued upon the exercise of any Pre-Funded Warrants issued in this offering is higher than the net tangible book value per share of Common Stock, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering or the Common Stock underlying the Pre-Funded Warrants you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans and outstanding warrants, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may sell additional shares of our Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock. Pursuant to our 2017 equity incentive plan, which became effective on the business day prior to the public trading date of our Common Stock, our management is authorized to grant equity awards to our employees, officers, directors and consultants.

Initially, the aggregate number of shares of our Common Stock that might be issued pursuant to stock awards under our 2017 equity incentive plan was 70,000 shares, which has been since increased to 2,000,000 at our 2024 Annual Stockholders Meeting, and of which 677,954 remain available for grant as of the date hereof. Increases in the number of shares available for future grant or purchase may result in additional dilution, which could cause our stock price to decline.

At June 11, 2025, we had outstanding (i) warrants to purchase 7,077,386 shares of Common Stock outstanding at exercise prices ranging from $0.13 to $190.86 (with a weighted average exercise price of $2.67), and (ii) options to purchase 1,184,182 shares of Common Stock at a weighted average exercise price of $6.20 per share of Common Stock. The issuance of the shares of Common Stock underlying the options and warrants will have a dilutive effect on the percentage ownership held by holders of our Common Stock.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The Common Stock and preferred stock, as well as the awards available for issuance under our 2017 equity incentive plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership in us held by holders of our Common Stock and may be issued at prices below the initial price offering. In addition, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds. Such additional fundraises may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including (i) timely delivery of shares; (ii) agreement to not enter into variable rate transactions for 60 days from the closing of the purchase and sale of the securities in this offering (the “closing”), subject to certain exceptions; (iii) agreement to not enter into any financings for 30 days from closing; and (iv) indemnification for breach of contract.

There is no public market for the Common Warrants or Pre-Funded Warrants.

There is no established public trading market for the Common Warrants or Pre-Funded Warrants offered hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of those securities will be limited.

The Common Warrants in this offering are speculative in nature.

Following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed public offering price. In the event that our Common Stock price does not exceed the exercise price of the Common Warrants during the period when such Common Warrants are exercisable, such Common Warrants may not have any value. Furthermore, each Series D Warrant will expire five years from its Initial Exercise Date and each Series E Warrant will expire 18 months from its Initial Exercise Date.

Except as set forth in the Common Warrants and Pre-Funded Warrants, Holders of the Common Warrants and Pre-Funded Warrants will not have rights of holders of our shares of Common Stock until such Common Warrants and Pre-Funded Warrants are exercised.

Except as set forth in the Common Warrants and Pre-Funded Warrants, the Common Warrants and Pre-Funded Warrants in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Until holders of Common Warrants and Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Common Warrants and Pre-Funded Warrants, as applicable, holders of Common Warrants and Pre-Funded Warrants will have no rights with respect to our shares of Common Stock underlying such Common Warrants and Pre-Funded Warrants.

If we are required to obtain Warrant Stockholder Approval, until we receive such approval the Common Warrants will not be exercisable, and if we are unable to obtain such approval the Common Warrants will have no value.

If we are required to obtain Warrant Stockholder Approval, the Common Warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval from our stockholders. While we intend to promptly seek stockholder approval, if required, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Common Warrants will have no value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

If we do not maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants, public holders will only be able to exercise such Common Warrants and Pre-Funded Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Common Warrants and Pre-Funded Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Common Warrants and Pre-Funded Warrants will be fewer than it would have been had such holders exercised their Common Warrants or Pre-Funded Warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

We may be required to repurchase the Common Warrants, which may prevent or deter a third party from acquiring us.

The Common Warrants provide that in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our Common Stock), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black-Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $4.325 million, assuming a public offering price of $0.57 per share of Common Stock and related Common Warrants (which is equal to the last reported sale price per share of Common Stock on the Nasdaq Capital Market, on June 9, 2025), and the sale of all the securities offered under this prospectus, after deducting the Placement Agent fees and estimated offering expenses payable by us, assuming no sale of any Pre-Funded Warrants. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. We may not sell all or any of the securities offered pursuant to this prospectus; and, as a result, we may receive significantly less in net proceeds in this offering. For example, if we sell only, 25%, 50% or 75% of the maximum amount offered, our net proceeds will be approximately $890 thousand, $2.04 million or $3.175 million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants and assuming no exercise of the Common Warrants.

The combined public offering price per share of Common Stock (or Pre-Funded Warrant) and accompanying Common Warrants will be fixed for the duration of this offering.

These estimates exclude the proceeds, if any, from the exercise of Common Warrants issued in this offering. If all of the Common Warrants issued in this offering were to be exercised in cash at an exercise price of $        per share of Common Stock, we would receive additional proceeds of approximately $        million. We cannot predict when or if these Common Warrants will be exercised. It is possible that these Common Warrants may expire and may never be exercised. Additionally, the Common Warrants contain a cashless exercise provision that permit exercise of these warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying shares of Common Stock.

Each $0.10 increase (decrease) in the assumed public offering price of $0.57 per share of Common Stock and accompanying Common Warrants (which is the last reported sale price of the Common Stock on the Nasdaq Capital Market, on June 9, 2025) would increase (decrease) the net proceeds to us from this offering by approximately $807,000, assuming the number of securities offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants or exercise of the Common Warrants. Each 100,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $52,000, assuming that the price per share of Common Stock and accompanying Common Warrants for the offering remains at $0.57 (which is the last reported sale price of the Common Stock on the on the Nasdaq Capital Market, on June 9, 2025), and after deducting the estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants or exercise of the Common Warrants included in the offering. Each 500,000 share increase (decrease) in the number of securities offered by us in this offering would increase (decrease) the net proceeds to us from this offering by approximately $262,000, assuming that the price per share of Common Stock and accompanying Common Warrants for the offering remains at $0.57 (which is the last reported sale price of the Common Stock on the on the Nasdaq Capital Market, on June 9, 2025), and after deducting the estimated offering expenses payable by us and assuming no sale of any Pre-Funded Warrants or exercise of the Common Warrants included in the offering.

We intend to use the net proceeds from the sales of the securities offered by this prospectus primarily for working capital and other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock, and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business rather than to pay cash dividends on our Common Stock. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of Common Stock (and Pre-Funded Warrants) and related Common Warrants sold in this offering and the as adjusted net tangible book value per share of Common Stock after this offering.

As of March 31, 2025, our net tangible book value was approximately $2.1 million, or $0.32 per share of Common Stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our Common Stock.

Our pro forma net tangible book value as of March 31, 2025 was $4.4 million or $0.42 per share of Common Stock. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance, subsequent to March 31, 2025, of (i) 3,718,440 shares of Common Stock upon exercise of certain warrants and receipt of net proceeds of approximately $2.25 million in connection with such exercises and (ii) 66,667 shares of Common Stock pursuant to an Equity Purchase Agreement with Alumni Capital, LLC for consideration of $42,396.

Dilution represents the difference between the amount per share of Common Stock paid by purchasers in this offering and the pro forma as adjusted net tangible book value per share of Common Stock after the offering. After giving effect to the pro forma adjustments described above and the sale of shares of Common Stock and accompanying Common Warrants in this offering at an assumed offering price of $0.57 per share of Common Stock, which was the closing price of our Common Stock as reported on the Nasdaq Capital Market on June 9, 2025, and after deducting Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Warrants in this offering or exercise of the Common Warrants being offered in this offering, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity, our pro forma as adjusted net tangible book value would have been $0.45 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.03 per share of Common Stock to our existing stockholders and an immediate dilution of $0.12 per share of Common Stock to investors purchasing securities in this offering at the assumed offering price. The following table illustrates the dilution on a per share basis:

Assumed public offering price per share		$0.57
Historical net tangible book value per share as of March 31, 2025	$0.32
Increase in net tangible book value per share attributable pro forma adjustments	0.10
Pro forma net tangible book value per share	0.42
Increase (decrease) in net tangible book value per share attributable to this offering	$0.03
As adjusted net tangible book value per share after this offering		$0.45
Dilution per share of Common Stock to new investors in this offering		$0.12

Each $0.10 increase in the assumed public offering price of $0.57 per share of Common Stock would increase the as adjusted net tangible book value by $0.05 per share of Common Stock and the dilution to new investors by $0.05 per share of Common Stock, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. Each $0.10 decrease in the assumed public offering price of $0.57 per share of Common Stock would decrease the as adjusted net tangible book value by $0.04 per share of Common Stock and the dilution to new investors by $0.06 per share of Common Stock, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 1,000,000 shares in the number of shares of Common Stock offered by us would increase our as adjusted net tangible book value by approximately $524,000, or approximately $0.01 per share of Common Stock, and decrease the dilution per share of Common Stock to investors in this offering by approximately $0.01 per share of Common Stock after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. A decrease of 1,000,000 shares in the number of shares of Common Stock offered by us would decrease our as adjusted net tangible book value by approximately $524,000, or approximately $0.00 per share of Common Stock, and increase the dilution per share of Common Stock to investors in this offering by approximately $0.00 per share of Common Stock after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Placement Agent at pricing.

The foregoing table is based on 6,649,588 shares of our Common Stock outstanding as of March 31, 2025, and excludes, as of such date, the following:

●	4,201,568 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock at a weighted average exercise price of $8.45 per share of Common Stock;

●	739,999 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $9.64 per share of Common Stock; and

●	1,122,137 shares of Common Stock available for future issuance under the 2017 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes:

●	no exercise of the outstanding options, warrants, or pre-funded warrants, and no settlement of the restricted stock units described in the bullets above;

●	no exercise of the Common Warrants issued in this offering; and

●	no sale of Pre-Funded Warrants in this offering.

Description Of Our Securities

The following description of our capital stock and the provisions of our certificate of incorporation and our bylaws are summaries and are qualified by reference to the certificate of incorporation and the bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Authorized Shares of Common Stock.

We currently have authorized 50,000,000 shares of Common Stock.

Voting Rights

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Rights and Preferences

The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Nonassessable

All of our issued and outstanding shares of Common Stock are fully paid and nonassessable.

Listing

Our Common Stock is listed for trading on The Nasdaq Capital Market under the symbol “ADIL.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Anti-Takeover Effects of Delaware Law

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide that:

●	our board of directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	directors may be removed only by the affirmative vote of the holders of at least 60% of the voting power of our outstanding capital stock, whether for cause or without cause;

●	our Bylaws may be amended or repealed by our board of directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of our outstanding capital stock;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board of directors;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock may enable our board of directors to issue shares to persons friendly to current management.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and may indemnify employees and other agents. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We have obtained a policy of directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Warrants

As of June 11, 2025, we had outstanding warrants to purchase an aggregate of 7,077,386 shares of our Common Stock, having a weighted average purchase price of $2.67 per share of Common Stock.

Stock Options

As of June 11, 2025, we had outstanding options to purchase an aggregate of 1,184,182 shares of our Common Stock, having a weighted average purchase price of $6.20 per share of Common Stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 8,771,929 shares of our Common Stock at an assumed combined public offering price of $0.57 per share of Common Stock and accompanying Common Warrants (the last reported sale price of our Common Stock on Nasdaq on June 9, 2025). We are also offering Pre-Funded Warrants to those purchasers whose purchase of shares of our Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock following the consummation of this offering in lieu of the shares of Common Stock that would result in such excess ownership. For each Pre-Funded Warrant sold, the number of shares of Common Stock sold will be reduced on a one-for-one basis. Each share of our Common Stock or Pre-Funded Warrant is being sold together with one Series D Warrant to purchase one share of Common Stock and one Series E Warrant to purchase one share of Common Stock. The shares of Common Stock and/or Pre-Funded Warrants and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants and Common Warrants offered hereby.

Common Stock

The description of our Common Stock under the section “Description of Our Securities—Common Stock” in this prospectus is incorporated herein by reference.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants included with the shares of Common Stock and the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an exercise price of $       per share of Common Stock (100% of the combined public offering price per share of Common Stock and accompanying Common Warrants) and will be exercisable beginning on the effective date of the Warrant Stockholder Approval; provided however, if the Pricing Conditions are met, the Common Warrants will be immediately exercisable upon issuance (the “Initial Exercise Date”). The Series D Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series E Warrants will expire on the 18-month anniversary of the Initial Exercise Date. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Common Warrants will be issued separately from the Common Stock and Pre-Funded Warrants and may be transferred separately immediately thereafter. The exercise price is also subject to voluntary adjustment. The Common Warrants will be issued in certificated form only.

If the Pricing Conditions are not met, we intend to promptly, and in no event later than 120 days after the consummation of this offering, seek Warrant Stockholder Approval for the issuance of shares of Common Stock issuable upon exercise of the Common Warrants but we cannot assure you that such stockholder approval will be obtained, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Stockholder Approval. We have agreed with the investors in this offering that, if we do not obtain Warrant Stockholder Approval for the issuance of the shares of Common Stock upon exercise of the Common Warrants at the first stockholder meeting for such purpose after this offering, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Common Warrants are no longer outstanding, provided, however, that, if and only if the Pricing Conditions are satisfied, then we will not seek Warrant Stockholder Approval.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Common Warrants, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Common Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Common Warrants will be extremely limited. The Common Stock issuable upon exercise of the Common Warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the Common Warrants have the right to require us or a successor entity to redeem the Common Warrant for cash in the amount of the Black-Scholes Value (as defined in the warrant) of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants have the right to require us or a successor entity to redeem the warrant for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction.

Amendments

The Common Warrants may be modified or amended with the written consent of the holder of such warrant and us.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being issued hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of Common Stock equal to $0.001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants, in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Pre-Funded Warrant, 9.99%) of the outstanding Common Stock immediately after exercise. Following the issuance of the Pre-Funded Warrants, upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants and in accordance with the rules and regulations of the SEC. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Stock, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

Subject to applicable law, Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The Common Stock issuable upon exercise of the Pre-Funded Warrants is currently listed on the Nasdaq Capital Market.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Amendments

The Pre-Funded Warrants may be modified or amended with the written consent of the holder of such Pre-Funded Warrant and us.

Amendment to Prior Warrants

In connection with this offering, we may enter into privately negotiated agreements with the holders of the Prior Warrants to, among other things, reduce the exercise price of such Prior Warrants to that of the Common Warrants being offered and sold in this offering and to extend the current expiration date of the Prior Warrants to the expiration date of the Series D Warrants or Series E Warrants, as applicable, being offered and sold in this offering. The exercise of the Prior Warrants is subject to stockholder approval.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations applicable to the ownership and disposition of shares of our Common Stock and the Pre-Funded Warrants and Common Warrants acquired in this offering. The Pre-Funded Warrants and the Common Warrants are collectively referred to as, the “Warrants”). This discussion is for general information only and is not tax advice. Accordingly, all prospective holders of our Common Stock and Warrants should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock and Warrants. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences described in this prospectus. We assume in this discussion that each holder holds shares of our Common Stock and Warrants as capital assets within the meaning of Section 1221 of the Code (generally property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, does not address the alternative minimum or Medicare contribution taxes, and does not address any aspects of U.S. state, local or non-U.S. taxes or any U.S. federal taxes other than income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, including without limitation:

●	insurance companies;

●	tax-exempt organizations;

●	financial institutions;

●	brokers or dealers in securities;

●	regulated investment companies;

●	real estate investment trusts;

●	pension plans, individual retirement accounts and other tax deferred accounts;

●	persons that mark their securities to market;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	“dual resident” corporations;

●	persons that receive our Common Stock or Warrants as compensation for the performance of services;

●	owners that hold our Common Stock or Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

●	owners that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

●	persons that have a functional currency other than the U.S. dollar; and

●	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entities for U.S. federal income tax purposes, or persons who hold our Common Stock or Warrants through partnerships or other pass-through entities for U.S. federal income tax purposes. A partner in a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity that will hold our Common Stock or Warrants should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock or Warrants through a partnership or other pass-through entity, as applicable.

As used in this prospectus, the term “U.S. holder” means a beneficial owner of Common Stock or Warrants that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) in the case of a trust that was treated as a domestic trust under the laws in effect before 1997, a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means any beneficial owner of shares of Common Stock or Warrants that is not a U.S. holder and is not a partnership or other entity properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this prospectus, U.S. holders and non-U.S. holders are referred to collectively as “holders.” There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our Common Stock or Warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a Pre-Funded Warrant should be treated as a share of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of Common Stock, as described below.

Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of Common Stock received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the share of Common Stock received upon exercise, increased by the exercise price of $0.01 per share of Common Stock. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above will be respected for U.S. federal income tax purposes.

Allocation of Purchase Price

Each share of Common Stock or Pre-Funded Warrant, as applicable, and accompanying Common Warrants will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our Common Stock or Pre-Funded Warrant, as applicable, and accompanying Common Warrants to purchase our Common Stock. In determining their tax basis for the Common Stock or Pre-Funded Warrant and the Common Warrants constituting an investment unit, holders of these securities should allocate their purchase price for the investment unit between the Common Stock or Pre-Funded Warrant, as applicable, and the Common Warrants on the basis of their relative fair market values at the time of issuance. We do not intend to advise holders of the Common Stock or Pre-Funded Warrant and accompanying Common Warrants with respect to this determination, and holders of these securities are advised to consult their tax and financial advisors with respect to the relative fair market values of the Common Stock or Pre-Funded Warrant, as applicable, and the Common Warrants for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Exercise or Expiration of Warrants

Subject to the discussion below with respect to the cashless exercise of a Warrant, a U.S. holder will not recognize income, gain or loss on the exercise of a Warrant. A U.S. holder’s tax basis in the Common Stock received upon the exercise of a Warrant will equal the sum of (i) the initial tax basis of the Warrant exercised (as determined pursuant to the rules discussed above under “Allocation of Purchase Price”) and (ii) the exercise price of the Warrant. The U.S. holder’s holding period for the Common Stock received upon exercise of a Warrant will begin on the day after such exercise (or possibly on the date of exercise) and will not include the period during which the U.S. holder held the Warrant.

If a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise. The tax consequences of a cashless exercise of a Warrant are not clear under current U.S. tax law. U.S. holders should consult their own tax advisors regarding the tax consequences of a cashless exercise.

If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to significant limitations.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions on our Common Stock to a U.S. holder, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to (and in reduction of) such U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.” Dividends paid by us generally will be eligible for the reduced rates of tax for qualified dividend income allowed to individual U.S. holders and for the dividends received deduction allowed to corporate U.S. holders, in each case assuming that certain holding period and other requirements are satisfied.

Constructive Distributions on Our Warrants

Under Section 305 of the Code, an adjustment to the number of shares of Common Stock that will be issued on the exercise of our Warrants (whether Pre-Funded Warrants or Warrants), or an adjustment to the exercise price of such Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to holders of our Common Stock). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holder of the Warrant should generally not result in a constructive distribution. Any constructive distributions generally would be subject to the tax treatment described above under “— Distributions on our Common Stock”.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

Upon the sale, exchange, or other taxable disposition of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants), a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the disposition and the U.S. holder’s tax basis in the Common Stock or Warrants sold or exchanged.

Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants exceeded one year at the time of the disposition. Certain U.S. holders (including individuals) are currently eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions (whether actual or constructive) paid to a U.S. holder on our Common Stock or Warrants, and to the proceeds of the sale, exchange or other disposition of our Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding will apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exercise or Expiration of Warrants

In general, a non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Warrant by payment of the exercise price. To the extent that a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Sale, Exchange or Other Taxable Disposition of our Common Stock or Warrants”.

The expiration of a Warrant will be treated as if the non-U.S. holder sold or exchanged the Warrant and recognized a capital loss equal to the non-U.S. holder’s basis in the Warrant. A non-U.S. holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. holder’s U.S. federal income tax liability, however, unless the loss (i) is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a “permanent establishment” or “fixed base” in the United States) or (ii) is treated as a U.S. source loss and the non-U.S. holder is present in the United States 183 days or more in the taxable year of disposition and certain other conditions are met.

Distributions on Our Common Stock

We have never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.” If we do make distributions to holders of our Common Stock or if we are treated as making a constructive distribution to holders of our Warrants or Pre-Funded Warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such non-U.S. holder’s tax basis in the Common Stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants.”

Distributions (including constructive distributions) made to a non-U.S. holder that are treated as dividends generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence, unless such dividends are effectively connected with a trade or business conducted by a non-U.S. holder within the United States (as discussed below). A non-U.S. holder of our Common Stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W- 8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may be able to obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a “permanent establishment” or a “fixed base” maintained by the non-U.S. holder within the United States, generally are exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements.

U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Constructive Distributions on Our Warrants

As described above under “—Tax Consequences to U.S. Holders—Constructive Distributions on our Warrants,” an adjustment to the Warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “—Distributions on Our Common Stock” above. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Pre-Funded Warrants. Under those regulations, an implicit or explicit payment made to the holder of Pre-Funded Warrants that references a distribution on our Common Stock would generally be taxable to a non-U.S. holder in the manner described under “Distributions on our Common Stock” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations by withholding from other amounts due to the non-U.S. holder. Non-U.S. holders are encouraged to consult their own tax advisors regarding the application of Section 871(m) of the Code to the Pre-Funded Warrants.

Sale, Exchange or Other Taxable Disposition of Our Common Stock or Warrants

In general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Common Stock or Warrants (whether Pre-Funded Warrants or Warrants) unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a “permanent establishment” or a “fixed base” maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on such gain at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “— Tax Consequences to Non-U.S. Holders — Distributions on Our Common Stock” also may apply to such gain;

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any; or

●	we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Common Stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our Common Stock. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup

Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions paid on our Common Stock (and constructive distributions on our Warrants) to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock or Warrants. Dividends paid to non-U.S. holders subject to the U.S. withholding tax, as described above in “Non-U.S. Holders—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Common Stock and Warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a 30% withholding tax on dividends (including constructive dividends) on our Common Stock and Warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Withholding under FATCA generally will apply to payments of dividends (including constructive dividends) on our Common Stock and Warrants.

An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a holder may be eligible for refunds or credits of the tax. While withholding described in this paragraph would have applied also to payments of gross proceeds from the sale or other disposition of our securities on or after January 1, 2019, proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury regulations are issued. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock or Warrants. The preceding discussion of material U.S. federal income tax considerations is for informational purposes only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or Warrants, including the consequences of any proposed changes in applicable laws.

Plan Of Distribution

A.G.P. is serving as our sole Placement Agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated      , 2025. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. We will enter into a Securities Purchase Agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a Securities Purchase Agreement shall rely solely on this prospectus in connection with the purchase of our Securities in this offering.

Investors purchasing securities offered hereby will have the option to execute a Securities Purchase Agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a Securities Purchase Agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with a means to enforce the following covenants uniquely available to them under the securities purchase agreement, including: (i) timely delivery of shares; (ii) a covenant to not enter into variable rate transactions for a period of 60 days following the closing of the offering, subject to certain exceptions; (iii) a covenant to not enter into any financings for 30 days from closing of the offering; and (iv) indemnification for breach of contract. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of Common Stock, and no subsequent equity sales for 30 days, subject to certain exceptions.

This offering will terminate on June 30, 2025, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of Common Stock (or Pre-Funded Warrant) and accompanying Common Warrants will be fixed for the duration of this offering.

Since we will deliver the Securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing in this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account, trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about             , 2025.

Fees and Expenses

This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities. We have agreed to pay the Placement Agent the fees set forth in the table below.

	Per share of Common Stock and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent fees (1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for certain of its offering-related expenses.
(2)	Does not give effect to any exercise of the Common Warrants and/or Pre-Funded Warrants being issued in this offering. In addition, because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We estimate the total expenses of this offering paid or payable by us, exclusive of the fees payable to the Placement Agent pursuant to clauses (i) and (ii) of this paragraph will be approximately $275,000. In addition, we estimate the total fees and expenses payable by us for this offering to be approximately $675,000, the amount of which includes: (i) a Placement Agent fee of $350,000 assuming the purchase of all of the Securities we are offering, which is equal to 7.0% of the aggregate gross proceeds raised in this offering; (ii) a management fee payable to the Placement Agent of $50,000 assuming the purchase of all of the securities we are offering, which is equal to 1.0% of the aggregate gross proceeds raised in this offering; (iii) reimbursement of the out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with this offering in the amount of $50,000 if the gross proceeds raised in this offering are less than $3,000,000, or $65,000 if the gross proceeds raised in this offering are $3,000,000 (none of which has been paid in advance); (iv) reimbursement of the Placement Agent’s non-accountable expenses, including, but not limited to, IPREO software related expenses, background check(s), tombstones, marketing related expenses (i.e. roadshow, travel, et al. and any other expenses incurred by the Placement Agent in connection with this offering; provided that such non-accountable expenses do not exceed $10,000; and (v) other estimated expenses of approximately $200,000, which include our legal, accounting, and printing costs and various fees associated with the registration and listing of our shares of Common Stock. The Placement Agent shall credit us 3.5% of the aggregate gross proceeds raised from investors in this offering if such investors appear on a tail fee list with a separate broker-dealer, with the names of the investors on the tail fee list to be agreed upon by us and the Placement Agent. If no offering has been consummated and the term has not been extended by us and the Placement Agent, the expenses owed by us shall be reduced to a maximum of $25,000, and shall be paid within five business days of such termination.

Determination of Offering Price

The public offering price per share of Common Stock (or Pre-Funded Warrant) and accompanying Common Warrants we are offering and the exercise prices and other terms of the Common Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the Common Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The combined public offering price per share of Common Stock (or Pre-Funded Warrant) and warrants will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent and should not be relied upon by investors.

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of 60 days following the closing date of this offering, subject to certain exceptions. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

In addition, on May 2, 2025, we entered into a warrant inducement agreement (the “Inducement Agreement”) with an investor providing for the immediate exercise of existing warrants to purchase an aggregate of 3,718,440 shares of Common Stock at a reduced exercise price of $0.74 for net proceeds of approximately $2.35 million, before deducting legal fees and other transaction expenses. In consideration for the immediate exercise in full of such warrants, the investor received, in a private placement, new unregistered Series B-1 warrants to purchase up to 2,482,270 shares of Common Stock and Series C-1 Warrants to purchase up to 4,025,000 shares of Common Stock. The Placement Agent served as our financial advisor in connection with the transactions described in the Inducement Agreement, and we paid the Placement Agent a financial advisory fee of $160,561.65 for the issuance and sale of securities covered by the Inducement Agreement and $25,000 for legal fees.

In the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Blank Rome LLP, New York, New York. Sullivan & Worcester, LLP, New York, New York, is acting as counsel to the Placement Agents in connection with certain legal matters related to this offering.

Experts

The financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at https://ir.adialpharma.com/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38323):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 4, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 25, 2025 (other than as indicated therein), March 7, 2025, March 21, 2025, May 1, 2025, May 7, 2025, May 15, 2025 and May 30, 2025;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 10, 2025; and

●	The description of our Common Stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018 (File No. 001-38323) and (ii) Exhibit 4.19—Description of Securities to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 22, 2021.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Ste 300
Glen Allen, Virginia 23060
Telephone (804) 487-8196
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.adialpharma.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our directors and officers are indemnified to the fullest extent permitted under Delaware law. We also maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Up to 8,771,929 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 8,771,929 Shares of Common Stock

Series D Warrants to Purchase up to 8,771,929 Shares of Common Stock

Series E Warrants to Purchase up to 6,578,947 Shares of Common Stock

Up to 24,122,805 Shares of Common Stock Issuable Upon Exercise of the Series D Warrants, Series E Warrants and the Pre-Funded Warrants

Prospectus

Sole Placement Agent

A.G.P.

                  , 2025

Part II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than placement agent fees payable by Adial Pharmaceuticals, Inc. (the “Registrant”) in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$2,297
FINRA filing fee	1,250
Legal fees and expenses	215,000
Accounting fees and expenses	25,000
Printing and engraving expenses	6,000
Transfer agent and registrar fees	8,000
Miscellaneous fees and expenses	17,453
Total	$275,000

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed in our filings with the SEC, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, we have issued unregistered securities to the persons described below. We believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated under the Securities Act. The recipients both had access, through their relationship with us, to information about us and represented that they were accredited investors. The sales of these securities were made without any general solicitation or advertising.

On February 10, 2022, we issued (i) 92,890 shares of Common Stock, (ii) pre-funded warrants (the “February 2022 Pre-Funded Warrants”) to purchase up to 74,600 shares of Common Stock (the “February 2022 Pre-Funded Warrant Shares”) with an exercise price of $0.025 per share of Common Stock, which February 2022 Pre-Funded Warrants are to be issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and (iii) warrants with a term of five years and six months from the date of issuance, to purchase an aggregate of up to 159,115 shares of Common Stock at an exercise price of $63.00 per share of Common Stock, subject to customary adjustments thereunder. We issued the shares of Common Stock and pre-funded warrants in a registered direct offering and the warrants in a concurrent private placement. On February 24, 2023, we issued to the Joseph Gunnar & Co., LLC a warrant to purchase up to an aggregate of 7,317 shares of Common Stock as compensation for the transaction.

On May 31, 2023, we issued to Alumni Capital 7,984 shares of Common Stock as commitment shares pursuant to a purchase agreement with Alumni Capital. Since May 31, 2023, we have issued and sold 20,550 shares of Common Stock to Alumni Capital under the purchase agreement.

On October 24, 2023, we issued and sold Pre-Funded Warrants to purchase 1,418,440 shares of Common Stock, Series A Warrants to purchase 1,418,440 shares of Common Stock (the “Series A Warrants”), and Series B Warrants to purchase 1,418,440 shares of Common Stock (the “Series B Warrants”) to one institutional investor for gross proceeds of approximately $4.0 million. The Series A Warrants are exercisable for five and one-half (5.5) years and have an exercise price of $2.82. The Series B Warrants are exercisable for 18 months and have an exercise price of $2.82. The Series A Warrants and Series B Warrants are exercisable at any time after the earlier of (i) if permissible by the applicable rules and regulations of the Nasdaq, payment by the holder of $0.125 per share of Common Stock issuable upon the exercise of a Series A Warrant or Series B Warrant and (ii) the date of which approval as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) from our stockholders with respect to issuance of all of the Warrants and the shares of Common Stock upon the exercise thereof. The Pre-Funded Warrants have an exercise price of $0.001 and do not expire until exercised in full.

In connection with the October 2023 Private Placement, we issued warrants (the “Placement Agent Warrants”) to purchase an aggregate of 85,106 shares of Common Stock to the placement agent, which is equal to 6.0% of the shares of Common Stock sold in the October 2023 Private Placement. The Placement Agent Warrants are immediately exercisable for five and one-half (5.5) years and have an exercise price of $3.525.

On March 1, 2024, we entered into the Warrant Inducement Agreement with a holder of warrants to purchase Common Stock, issued in the October 2023 Private Placement (the “Existing Warrants”). Pursuant to the Warrant Inducement Agreement, the holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase up to approximately 1,150,000 shares of Common Stock, at an exercise price of $2.82 per share of Common Stock. The transactions contemplated by the Warrant Inducement Agreement closed on March 6, 2024. We received aggregate gross proceeds of approximately $3.5 million, before deducting placement agent fees and other expenses payable by us.

In consideration of the holder’s immediate exercise of the Existing Warrants and the payment of $0.125 per New Warrant (as such term is defined below) in accordance with the Warrant Inducement Agreement, we issued unregistered Series C Warrants (the “Series C Warrants”) to purchase 2,300,000 shares of Common Stock (200% of the number of shares of Common Stock issued upon exercise of the Existing Warrants) (the “New Warrant Shares”) to the holder of Existing Warrants.

H.C. Wainwright & Co., LLC (“Wainwright”) served as our exclusive placement agent in connection with the transactions described in the Warrant Inducement Agreement, and we paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holder upon exercise of the Existing Warrants and purchase of the New Warrants, (ii) a management fee of 1.0% of the aggregate gross proceeds received from the Holder upon exercise of the Existing Warrants and purchase of the New Warrants, (iii) a non-accountable expense allowance of $25,000, and (iv) $50,000 for legal fees and other out-of-pocket expenses. In addition, we issued to Wainwright, or its designees warrants to purchase up to 69,000 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the New Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.525, or 125% of the offering price per share of Common Stock underlying the New Warrants.

On December 13, 2024, we issued to Alumni Capital 68,807 shares of Common Stock as Commitment Shares pursuant to the Purchase Agreement.

On January 27, 2025, we issued 100,000 shares of Common Stock to a vendor in compensation for services at a cost of $95,030.

On May 5, 2025, we issued unregistered (i) Series B-1 warrants to purchase up to 2,482,270 shares of Common Stock and (ii) Series C-1 warrants to purchase up to 4,025,000 shares of Common Stock. The warrants were issued pursuant to a warrant inducement agreement (the “Inducement Agreement”) with a certain holder named therein (the “Holder”) of Series B Warrants to purchase 1,418,440 shares of Common Stock and Series C Warrants to purchase 2,300,000 shares of Common Stock. Pursuant to the Inducement Agreement, the Holder of the Series B Warrants and the Series C Warrants agreed to exercise for cash such warrant at a reduced exercise price of $0.74 per share of Common Stock. In addition, we issued to Wainwright, or its designees, warrants to purchase up to an aggregate of 223,106 shares of Common Stock.

Item 16. Exhibits and financial statement schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

Exhibit Index

Exhibit Number	Description of Exhibit
1.1#	Form of Placement Agency Agreement by and between Adial Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, as Placement Agent
2.1*	Option Agreement for the Acquisition of Purnovate, Inc. by Adenomed, LLC dated as of January 27, 2023 (Incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2023)
2.2	Option Exercise Agreement, dated May 8, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 2.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 10, 2023)
2.3	Final Acquisition Agreement, dated September 18, 2023, by and between Adovate LLC and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 2.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 21, 2023)
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
3.2	Amended and Restated Bylaws of Adial Pharmaceuticals, Inc., dated February 22, 2022 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on March 28, 2022)
3.3	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 4, 2023)
4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on October 25, 2017)
4.2	Form of Representative’s Warrant Agreement (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.3	Form of Warrant to Purchase Membership Units (2011 Offering) (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.4+	Option Agreement between ADial Pharmaceuticals, L.L.C and Tony Goodman, effective July 1, 2017 (Incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.5+	Grant Incentive Plan (Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.6+	Form of Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
4.7+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

4.8	Form of Common Stock Purchase Warrant dated November 21, 2017 by and among Adial Pharmaceuticals, Inc. and certain investors (Incorporated by reference to Exhibit 4.17 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on November 22, 2017)
4.9	Form of Common Stock Purchase Warrant by and between Adial Pharmaceuticals, Inc. certain investors (Incorporated by reference to Exhibit 4.20(a) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.10	Form of Common Stock Purchase Warrant by and among Adial Pharmaceuticals, Inc. and consultant (Incorporated by reference to Exhibit 4.20(b) to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
4.11	Warrant to purchase 300,000 shares of Common Stock issued June 6, 2018 (Incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.12	Form of Warrant Agent Agreement (Incorporated by reference to Exhibit 4.22 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
4.13	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.14	Form of Series A Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.15	Form of Series B Purchase Warrant (Incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.16	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
4.17	Form of New Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 6, 2024).
4.18	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 6, 2024).
4.19	Form of Series B-1 Warrant (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 7, 2025)
4.20	Form of Series C-1 Warrant (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 7, 2025)
4.21	Form of Placement Agent Series B-1 Warrant (Incorporated by reference to Exhibit 4.20 to the Company’s Registration Statement on Form S-3, File No. 333-287679, filed with the Securities and Exchange Commission on May 30, 2025)
4.22	Form of Placement Agent Series C-1 Warrant (Incorporated by reference to Exhibit 4.21 to the Company’s Registration Statement on Form S-3, File No. 333-287679, filed with the Securities and Exchange Commission on May 30, 2025)
4.23#	Form of Series D Warrant
4.24#	Form of Series E Warrant
4.25#	Form of Pre-Funded Warrant
5.1#	Opinion of Blank Rome LLP
10.1	License Agreement between the University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C. effective January 21, 2011 (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.2	Amendment #1 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective October 21, 2013 (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.3	Amendment #2 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective May 18, 2016 (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.4	Amendment #3 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective March 27, 2017 (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.5+	Form of Employment Agreement between the Company and William B. Stilley, III (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.6+	Form of Employment Agreement between the Company and Joseph Truluck (Incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)

10.7+	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.8	Amendment #4 to License Agreement between University of Virginia Patent Foundation and ADial Pharmaceuticals, L.L.C effective August 15, 2017 (Incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on September 7, 2017)
10.9	Amendment #5 to License Agreement between University of Virginia Patent Foundation and Adial Pharmaceuticals, Inc., dated as of December 14, 2017 (Incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on April 16, 2018)
10.10	Security Agreement dated June 6, 2018 (Incorporated by reference to Exhibit 10.31 to the Company’s Registration Statement on Form S-1, File No. 333-220368, filed with the Securities and Exchange Commission on June 11, 2018)
10.11	Amendment No. 6 to License Agreement between the Company, University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group dated as of December 18, 2018 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 19, 2018)
10.12+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and William B. Stilley, III, dated as of March 11, 2019 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 14, 2019)
10.13+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 11, 2019 (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 14, 2019)
10.14+	Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated March 24, 2019 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 26, 2019)
10.15	At the Market Offering Agreement, dated April 18, 2024, by and between Adial Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC (Incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on April 18, 2024)
10.16+	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (Incorporated by reference to Exhibit 4.2 to the Company’s Form S-8, File No. 333-226884, filed with the Securities and Exchange Commission on September 13, 2019)
10.17+	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-8, File No. 333-226884, filed with the Securities and Exchange Commission on September 13, 2019)
10.18	Amendment No. 7 to License Agreement by and between the University of Virginia Patent Foundation d/b/a the University of Virginia Licensing and Ventures Group and Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 31, 2019)
10.19+	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 3, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 6, 2020)
10.20+	Amendment No. 2 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, File No. 001-38323, filed with the Securities and Exchange Commission on July 21, 2020)
10.21	Equity Purchase Agreement, dated December 7, 2020, by and among Adial Pharmaceuticals, Inc., Purnovate, LLC, the members of Purnovate, LLC and Robert D. Thompson, as member representative (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 10, 2020)
10.22+	Offer Letter, dated December 14, 2020 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 17, 2020)
10.23	Amendment, dated January 25, 2021, by and among Adial Pharmaceuticals, Inc., Purnovate, Inc., a wholly owned subsidiary of Adial, PNV Conversion Corp. as successor-in interest to Purnovate, LLC, and Robert D. Thompson, as member representative, to the Equity Purchase Agreement, dated December 7, 2020. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 1, 2021)
10.24+	Amendment to Executive Employment Agreement with Joseph Truluck, effective as of February 12, 2021 (Incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K, File No. 001-3823, filed with the Securities and Exchange Commission on March 22, 2021)
10.25+	Amendment No. 3 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 29, 2021)
10.26+	Employment Agreement between Adial Pharmaceuticals, Inc. and Cary Claiborne, dated as of December 7, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 9, 2021)
10.27+	Amendment to Employment Agreement, dated as of August 22, 2022, between Adial Pharmaceuticals, Inc. and Cary J. Claiborne (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 23, 2022)

10.28*	Amendment, dated September 8, 2022, to Consulting Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole A. Johnson, dated March 24, 2019, as amended on March 22, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on September 13, 2022)
10.29+	Amendment No. 4 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 13, 2022)
10.30	Form of Securities Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 23, 2023)
10.31	Placement Agency Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 23, 2023)
10.32	Voting Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on February 23, 2023)
10.33	Master Services Agreement between Adial Pharmaceuticals, Inc. and The Keswick Group, LLC, dated March 15, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, File No. 001-38323, as filed by the Registrant with the Securities and Exchange Commission on March 21, 2023.
10.34	Purchase Agreement, dated as of May 31, 2023, by and between Adial Pharmaceuticals, Inc. and Alumni Capital LP (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 2, 2023)
10.35	Form of Securities Purchase Agreement, dated October 19, 2023, by and between Adial Pharmaceuticals, Inc. and the Purchaser signatory thereto* (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
10.36	Form of Registration Rights Agreement, dated October 19, 2023, by and between Adial Pharmaceuticals, Inc. and the Purchaser signatory thereto (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on October 24, 2023)
10.37+	Amendment No. 5 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 6, 2023)
10.38	Statement of Work #2, dated January 17, 2024, to Master Services Agreement between Adial Pharmaceuticals, Inc. and The Keswick Group, LLC, dated March 15, 2023 (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on January 18, 2024)
10.39	Form of Warrant Inducement Agreement dated March 1, 2024 by and between Adial Pharmaceuticals, Inc. and Holder. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on March 6, 2024)
10.40+	Separation Agreement between Adial Pharmaceuticals, Inc. and Dr. Bankole Johnson, dated April 22, 2024 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on April 26, 2024)
10.41+	Separation Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated November 1, 2024 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 5, 2024)
10.42+	Employment Agreement between Adial Pharmaceuticals, Inc. and Vinay Shah, dated November 1, 2024 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 5, 2024)
10.43+	Amendment No. 6 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on November 12, 2024)
10.44+	Amended and Restated Employment Agreement between Adial Pharmaceuticals, Inc. and Cary J. Claiborne, effective as of December 5, 2024 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 6, 2024)

10.45	Purchase Agreement, dated as of December 13, 2024, by and between Adial Pharmaceuticals, Inc. and Alumni Capital LP (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on December 18, 2024)
10.46+	Employment Agreement between Adial Pharmaceuticals, Inc. and Tony Goodman, effective April 1, 2025 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No 001-38323, filed with the Securities and Exchange Commission on March 21, 2025)
10.47	Form of Warrant Inducement Agreement by and between Adial Pharmaceuticals, Inc. and Holder (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on May 7, 2025)
10.48#	Form of Securities Purchase Agreement
21.1	List of Subsidiaries of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K (File No. 001-38323), filed with the Securities and Exchange Commission on April 1, 2024)
23.1^	Consent of Marcum LLP
23.2#	Consent of Blank Rome LLP (See Exhibit 5.1 above)
24.1	Power of Attorney (included on the signature page hereto)
107#	Filing Fee Table

#	Previously filed.

^	Filed herewith.

+	Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report.

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The redacted information has been marked by brackets as [***]. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Allen, State of Virginia, on the 13th day of June, 2025.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary Claiborne
Name:	Cary Claiborne
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cary Claiborne	Chief Executive Officer and President	June 13, 2025
Cary Claiborne	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer	June 13, 2025
Vinay Shah	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	June 13, 2025
Kevin Schuyler, CFA

*	Member of the Board of Directors	June 13, 2025
J. Kermit Anderson

*	Member of the Board of Directors	June 13, 2025
Robertson H. Gilliland

*	Member of the Board of Directors	June 13, 2025
Tony Goodman

*	Member of the Board of Directors	June 13, 2025
James W. Newman, Jr.

*By:	/s/ Cary Claiborne
Cary Claiborne, Attorney-In-Fact